Exhibit 99.1

A MESSAGE FROM YOUR
President and Chief Executive Officer
Dear Fellow Shareholders,
Being granted the opportunity to lead our Company, Weatherford, is an honor and privilege and a few months into my role, I am confident in our ability to achieve our objectives. 2020 was a year of significant challenges and I am incredibly proud of the resilience and performance our team demonstrated. The world has been shaken by an unprecedented global pandemic that has upended lifestyles, industries and on the other hand, sparked an entirely new wave of innovation.
The Oil & Gas industry suffered an aftershock of the pandemic with an industry-wide market collapse, from which we have begun a slow recovery. Within Weatherford, we have witnessed colleagues, friends and family bear the impact of COVID-19, and our thoughts and good wishes are with all of them. Through it all, our team has stayed focused on delivering value every day to our customers and shareholders. While many people within the Company adapted to a work from home rhythm and ensured that critical processes didn’t falter, a vast number of our team continued to work in tough environments every single day on customer sites, at our service centers and in our factories. My appreciation and gratitude goes out to our team for their commitment, resilience and tenacity and to all of you, our shareholders, for your support as we navigate our path towards a future we believe will be characterized by our Company achieving sustainable profitability levels and free cash flow generation.
Achieving Sustainable Profitability and Cash Flow
We are laser-focused on enabling the Company to deliver sustainable profitability and cash flow and, while we have made good progress, we recognize that there is still much work to be done. Even so, we entered 2021 with strong momentum and sufficient cash on our balance sheet to provide the flexibility we need to operate in an uncertain environment. In 2020, we generated $210MM of cash flow provided by operations and $78MM of free cash flow 1, in the midst of the most challenging year in memory in our industry. That gives us confidence in what we can achieve in the future. While we have shown that we can capitalize successfully on opportunities that arise, we designed our action plan to be independent of market conditions. In 2021, our focus areas will support our objectives, which include improving our performance in North America, simplifying our organization, improving cost structures, and streamlining inventory management. Beyond these, three strategic vectors will shape our long-term roadmap: digital transformation; environmental, social and governance (ESG), and energy transition; and our product and service portfolio.
Engaging Customers
In 2020, our organization showed strong flexibility and adaptability as we responded to a challenging operating environment. We have always emphasized the importance of collaboration with our customers to drive mutual value. That philosophy did not change and in fact grew stronger, even in virtual environments. Our portfolio of digital offerings enabled us to continue to play a critical role in our customers’ operations by completing and supporting operations remotely to keep operations moving.
Recognizing Our People and Culture
Our entire global team is highly engaged, and we have some of the most creative and resilient people driving our Company forward. The ethics, integrity and tenacity demonstrated by our Weatherford employees reinforce my belief that we can and will meet our objectives. We often speak about our “One Weatherford” culture because it genuinely defines our Company. We take pride in the work that we do, and we value our relationships, evidenced by the strong levels of collaboration both within and outside of our organization. Our people are talented and determined, a combination that, like our mantra states, is unstoppable.
Looking Ahead
Our Company has some of the most leading-edge technology on the market, with a portfolio that ensures our ability to compete as the industry adapts to the many changes ahead. As ever, we are a customer-centric organization and a trusted partner to companies worldwide and remain committed to delivering the best outcomes operationally and financially.
I want to thank our employees for their dedication again and extend my gratitude to you, our shareholders, for continuing to support Weatherford. We are moving in the right direction and are well-positioned to generate the sustainable profitability you expect and deserve.
Sincerely,

/s/ Girish K. Saligram

Girish K. Saligram
President and Chief Executive Officer
(1)Free cash flow is a non-GAAP measures that should be considered in addition to, not as substitute for or superior to, cash flow from operations. It is calculated as cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from the disposition of assets. Free cash flow is reconciled to the most directly comparable GAAP measure in the tables provided in Annex A hereto.

NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF WEATHERFORD
INTERNATIONAL PLC
May 26, 2021
3:00 p.m. (Central Time)
2000 St. James Place, Marcellus Room, Houston, Texas 77056
As part of our precautions regarding the COVID-19 pandemic, the 2021 Annual General Meeting of our shareholders (“AGM”), shareholders who wish to attend the meeting virtually to hear the proceedings and submit questions may do so in the webcast of the AGM via the Internet by following the instructions posted at www.virtualshareholdermeeting.com/WFRD2021 or www.proxyvote.com and entering their 16-digit control number included with the Notice of Internet Availability or proxy card. A link to the virtual meeting will also be available at www.weatherfordannualmeeting.com. Please note, however, that due to Irish legal requirements, attending the AGM virtually will not allow you to vote at the AGM. Accordingly, we strongly advise you to vote in advance by one of the methods described on in the materials accompanying this Notice (the “AGM Materials”).

AGENDA
1.    By separate resolutions, to elect the following five individuals as directors of Weatherford International plc (the “Company”), in each case (unless his or her office is earlier vacated in accordance with the articles of association of the Company), to serve for a one year term concluding at the latter of (x) the next annual general meeting of the Company and (y) subject to article 155 of the articles of association of the Company, until his or her successor is elected and qualified:
a.    Benjamin C. Duster, IV
b.    Neal P. Goldman
c.    Jacqueline Mutschler
d.    Girishchandra K. Saligram
e.    Charles M. Sledge
2.    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm and auditor for the financial year ending December 31, 2021 and KPMG Chartered Accountants, Dublin, as the Company’s statutory auditor under Irish law to hold office until the close of the next annual general meeting of the Company, and to authorize the Board of Directors of the Company (the “Board”), acting through the Audit Committee, to determine the auditors’ remuneration.

RECORD DATE

April 16, 2021

VOTING

Only registered shareholders as of the close of business on the record date will be entitled to attend, vote or grant proxies to vote at the AGM. Any such registered shareholder may appoint one or more proxies, as outlined in these AGM Materials, to attend, speak and vote in his or her place at the AGM. A proxy holder need not be a registered shareholder. Proxies must be received by the voting deadline set forth in the AGM Materials.

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DISTRIBUTION OF AGM MATERIALS

This notice, our Annual Report on Form 10-K, our Amendment to the Annual Report on Form 10-K/A and our Irish Statutory Accounts are available electronically on our website at www.weatherfordannualmeeting.com. This notice and our Irish Statutory Accounts were mailed or made available on or about April 23, 2021 to each registered shareholder in our share register as of the record date. Any shareholder may also obtain a copy of these documents by contacting our U.S. Investor Relations Department at 2000 St. James Place, Houston, Texas 77056, United States of America or by telephone at +1 (713) 836-4000.

The Company does not currently have a class of securities registered under Section 12 of the Securities Exchange Act of 1934 and is therefore not currently required to file a proxy statement for its AGM with the Securities Exchange Commission (the “SEC”). However, the Company does file periodic reports with the SEC on a voluntary basis, which are available for viewing on the SEC website at www.sec.gov as well as under the “Investor Relations” section of our website at www.weatherford.com. As such, these AGM Materials are being sent to you in order to comply with applicable requirements under Irish law, where we are incorporated.

ANNUAL REPORT AND FINANCIAL STATEMENTS

During the AGM, the Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2020 will be laid before the meeting, along with related directors’ and auditor’s reports, and the Company’s management will present a review of the Company’s affairs. In addition, representatives of KPMG LLP will be present at the AGM to respond to any appropriate shareholder questions and will be given an opportunity to make a statement if they so desire.

April 23, 2021

By Order of the Board of Directors
/ /s/ Christine M. Morrison
Christine M. Morrison
Assistant General Counsel and Corporate Secretary

Important Notice Regarding the Availability of AGM Materials for the AGM to be Held on May 26, 2021: This Notice and our Irish Statutory Accounts are available at: at www.proxyvote.com and also at www.weatherfordannualmeeting.com.

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MEETING ATTENDANCE
IMPORTANT NOTICE REGARDING MEASURES TO REDUCE COVID-19 TRANSMISSION AT THE 2021 AGM OF SHAREHOLDERS
In light of the continuing outbreak of COVID-19, the Company would like to emphasize that we consider the health of our shareholders, employees and other attendees at our AGM a top priority. We are monitoring guidance issued by the U.S. and local governments, the U.S. Center for Disease Control and Prevention (the “CDC”) and the World Health Organization (the “WHO”), and we have implemented, and will continue to implement, the measures advised by the CDC and the WHO to minimize the spread of COVID-19 at our AGM.
In accordance with Irish law, we are required to have a principal meeting place, which is a physical location where shareholders may attend the AGM in person and vote thereat. However, in light of public health concerns and current local governmental emergency orders and recommendations, we strongly advise shareholders not to attend in person at the principal meeting place. We encourage shareholders who wish to hear the proceedings and ask questions, to do so virtually. Shareholders who wish to attend the meeting virtually may do so in the webcast of the AGM via the Internet by following the instructions posted at www.virtualshareholdermeeting.com/WFRD2021 or www.proxyvote.com and entering your 16-digit control number included with the Notice of Internet Availability or proxy card. A link to the virtual meeting will also be available at www.weatherfordannualmeeting.com. Shareholders are encouraged to log in to the website before the start time of the AGM. Please note, however, that due to Irish legal requirements, attending the AGM virtually will not allow you to vote at the AGM. Accordingly, we strongly advise you to vote in advance by one of the methods described below.
If you wish to attend the AGM in person, you will need to bring proof of identification along with proof of your share ownership. If your shares are held beneficially in the name of a bank, broker or other nominee, you may bring a bank or brokerage account statement as your proof of ownership of shares as of the record date.
The AGM will be held in accordance with local governmental emergency orders, CDC and WHO guidance, therefore:
•during the AGM, presentation materials will be available to shareholders entitled to attend the AGM at www.virtualshareholdermeeting.com/WFRD2021 and will be available on our website shortly after the meeting;
•in-person attendance will be limited to 25% of the meeting room’s maximum occupancy;
•social distancing and face masks will be required;
•persons attending the meeting will be subject to thermal scanning and other screening procedures – please allow extra time in advance of the meeting to complete these procedures; and
•once the AGM has begun, no one will be admitted into the AGM.
In satisfaction of the requirements of Irish law, registered shareholders who wish to participate (attend and vote) in the AGM without leaving Ireland, if any, may, subject to COVID-19 public health measures published by the Government of Ireland, do so by attending in person at the offices of our Irish lawyers, Matheson, located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the meeting date and time described herein, where, subject to such public health measures, technological means will be made available to participate in the meeting. In light of current COVID-19 public health measures relating to organized indoor gatherings and travel restrictions, we strongly encourage registered shareholders wishing to participate at the AGM without leaving Ireland, if any, to vote in advance and, if you wish to hear the proceedings and present questions, to do so virtually in the webcast of the AGM via the Internet, as described above.

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HOW TO VOTE
You may cast your vote in advance of the meeting using one of the following options. In all cases, have your proxy card or voting instructions form in hand and follow the instructions.

By mail Follow the instructions to mark, sign, and date your proxy card	By phone Use any touch-tone telephone to transmit your voting instructions 1-800-690-6903	By internet Use the internet to transmit your voting instructions www.proxyvote.com
Further instructions on how to attend, participate in and vote at the AGM in person, including how to demonstrate your ownership of our shares as of the record date is available at www.weatherfordannualmeeting.com.
The virtual webcast facility will allow shareholders to hear the proceedings and submit questions during the AGM. If you wish to submit a question virtually during the AGM, you may do so by logging into the virtual meeting platform and following the instructions available there. Appropriate questions pertinent to the AGM will be answered during the AGM, subject to time constraints. If you encounter any difficulties accessing the virtual AGM, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 30 minutes prior to the start of the AGM through its conclusion.
To ensure your representation at the AGM, we request that you grant your proxy to vote on each of the proposals in the notice and any other matters that may properly come before the meeting to the persons named in the proxy card, by voting in one of the ways described above no later than the voting deadline (stated below), regardless of whether or not you plan to attend the AGM.
Voting Deadline: 11:59 p.m. (Eastern Time) on May 25, 2021.
Most of our individual beneficial owners hold their shares through a brokerage account and therefore are not listed in our share registry.
Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee. Shareholders who hold their shares in this manner and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares. This may be very difficult for an individual shareholder to do, so individual shareholders holding shares in street name are strongly encouraged to submit their proxy to their broker, who in turn will vote in accordance with the instructions provided to them.
QUORUM AND VOTING
A quorum at our AGM will be one or more registered shareholders, present in person or by proxy, having the right to attend and vote at the AGM and together holding shares representing more than 50% of the votes that may be cast by all registered shareholders at the meeting. As of the record date, there were approximately 70,120,153 ordinary shares issued and entitled to vote. For purposes of determining a quorum, abstentions present in person or by proxy are counted as shares that are present.
Approval of each proposal will be decided by an “ordinary resolution” (i.e., by a simple majority of the votes cast “For” or “Against,” in person or by proxy, provided a quorum is present). As a result, abstentions will not affect the voting results.
The election of each director nominee will be considered and voted upon as a separate proposal. There is no cumulative voting in the election of directors. Pursuant to our articles of association, any nominee for election to the Board who is then serving as a director and who receives a greater number of “against” votes than “for” votes shall

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promptly tender his or her resignation following certification of the vote. The Board shall then consider the resignation offer and decide whether to accept or reject the resignation, or whether other action should be taken; provided, however, that any director whose resignation is under consideration shall not participate in the consideration whether to accept, reject or take other action with respect to his or her resignation. The Board has the ability to fill a vacancy upon the recommendation of its Nominating and Governance Committee, subject to re-election by the Company’s shareholders at the next annual general meeting of the Company.

PROXIES
A copy of either:
(i)    a Notice of Internet Availability of AGM Materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the AGM how to vote and how to electronically access a copy of this Notice and our Irish Statutory Accounts for the year ended December 31, 2020 (the “AGM Materials”) or
(ii)    the AGM Materials and proxy card,
are being sent to each shareholder registered in our share register as of the record date. Shareholders not registered in our share register as of the record date will not be entitled to attend, vote or grant proxies to vote at the AGM. Your vote and proxy are being solicited by our Board in favor of Girishchandra K. Saligram, Scott C. Weatherholt and Christine M. Morrison (the “Proxy Holders”), for use at the AGM.
We request that you grant your proxy to vote on each of the proposals in this notice and any other matters that may properly come before the meeting to the Proxy Holders by completing, signing, dating and returning the proxy card in accordance with the instructions thereon, for receipt by us no later than the voting deadline, whether or not you plan to attend.
If you are a registered holder and you properly complete and submit your proxy card in a timely manner you will be legally designating the individual or individuals named by you in the proxy card or if you do not name your proxy or proxies, the Proxy Holders, to vote your shares in accordance with your instructions indicated on the card. If you are a registered shareholder and properly complete and submit your proxy card in a timely manner without naming your proxy or proxies and you do not indicate how your shares are to be voted, then the Proxy Holders will vote as the Board recommends on each proposal and if other matters properly come before the AGM, the Proxy Holders will have your authority to vote your shares in their discretion on such matters.
If you are not a registered holder, but you hold your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to grant your proxy and vote your shares.
We may accept a proxy by any form of communication permitted by Irish law and as the Board may approve in accordance with our articles of association.

REVOKING YOUR PROXY
If you are a registered shareholder, you may revoke your proxy by:
•    writing to the Corporate Secretary at 2000 St. James Place, Houston, Texas 77056, or at the Company’s registered office, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, such that the revocation is received prior to the commencement of the AGM;
•    submitting a later-dated proxy via mail to the address specified in the AGM Materials for receipt by us no later than the voting deadline;
•    voting at a later time, but prior to the voting deadline, by telephone or the Internet; or
•    attending the AGM in person (either in Houston or in Ireland, as described above) and casting your vote during the AGM.

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If you are not a registered holder, but you hold your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to revoke a previously granted proxy, since attending the AGM alone will not revoke any prior voting instructions provided to them.

MULTIPLE PROXY CARDS
If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.

ADJOURNMENT
The Chairman may, with the consent of the meeting, adjourn (or postpone) all, or part, of the business to be considered at the AGM (including adjourning (or postponing) some or all of the Agenda Items) to another date or until the meeting is reconvened.

SHAREHOLDER FEEDBACK
Feedback from our shareholders is important to us and considered carefully. The Board will be available at the AGM to respond to any questions shareholders may raise regarding our business. Once again, we invite interested parties to submit feedback through our AGM website, www.weatherfordannualmeeting.com.

QUESTIONS
You may call our U.S. Investor Relations Department at +1 (713) 836-4000, or email us at investor.relations@weatherford.com if you have any questions or need directions to be able to attend the meeting and vote in person.

Please Vote. Your Vote is Important.

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Annex A

Weatherford International plc

2020 Full Year Reconciliation of GAAP to Non-GAAP Financial Measures - EBITDA (Unaudited)

	Successor		Predecessor	2019
	Year	Period From	Period From	Non-GAAP
	Ended	12/14/19 to	01/01/19 to	Combined
	12/31/20	12/31/19	12/13/19	Results

Net Income (Loss) Attributable to Weatherford	$(1,921)	$(26)	$3,661	$3,635
Net Income Attributable to Noncontrolling Interests	22	2	23	25
Net Income (Loss)	(1,899)	(24)	3,684	3,660
Interest Expense, Net	266	12	362	374
Income Tax Provision	85	9	135	144
Depreciation and Amortization	503	34	447	481
EBITDA	(1,045)	31	4,628	4,659

Other (Income) Expense Adjustments:
Impairments and Other Charges	1,236	—	1,104	1,104
Restructuring Charges	206	—	189	189
Prepetition Charges	—	—	86	86
Reorganization Items	9	4	(5,389)	(5,385)
Share-Based Compensation	—	—	24	24
Gain on Sale of Business	—	—	(112)	(112)
Other Expense, Net	53	—	26	26
Adjusted EBITDA [1]	$459	$35	$556	$591
Cash From (Used) for Working Capital	192	(25)	(422)	(447)
Capital Expenditures for Property, Plant and Equipment	(154)	(20)	(250)	(270)
Cash Paid for Taxes	(79)	(2)	(89)	(91)
Cash Paid for Severance and Restructuring	(137)	—	(120)	(120)
Other	29	53	(316)	(263)
Unlevered Free Cash Flow	$310	$41	$(641)	$(600)
Cash Paid for Interest	(232)	—	(272)	(272)
Free Cash Flow [2]	$78	$41	$(913)	$(872)

[1]In the first quarter of 2020 the Company began reporting Adjusted EBITDA excluding the burden of share-based compensation. Historical periods have been restated to reflect this methodology. For certain of the periods presented, Adjusted EBITDA includes the Gain on Sale of Operational Assets.
[2]Free cash flow is a non-GAAP measure calculated as cash flows provided by (used in) operating activities, less capital expenditures for property, plant and equipment plus proceeds from the disposition of assets. Management believes free cash flow is useful to understand liquidity and should be considered in addition to but not substitute cash flows provided by (used in) operating activities.

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